UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2024

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 E. Golf Road, Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2024, Perdoceo Education Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lighthouse Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Merger Sub”), University of St. Augustine Parent Corp., a Delaware corporation (“USAPC”), and APH GP LP, an Ontario limited partnership, solely in its capacity as seller representative, providing for the merger of Merger Sub with and into USAPC (the “Merger”), with USAPC surviving the Merger as a wholly-owned direct subsidiary of the Company, all subject to the terms and conditions set forth therein. USAPC is the 100% indirect owner of the University of St. Augustine for Health Sciences, LLC (“USAHS”).

USAHS is one of the nation’s leading universities offering graduate health sciences degrees, primarily in physical therapy, occupational therapy, speech language therapy, nursing, as well as continuing education programs. Founded in 1979, USAHS educates students through its network of campuses in San Marcos, California; St. Augustine and Miami, Florida; and Austin and Dallas, Texas and through its online programs. USAHS is institutionally accredited by the Western Association of Schools and Colleges Senior College and University Commission (WSCUC). USAHS had approximately $170 million in revenue and approximately $35 million in operating income during its last fiscal year ended December 31, 2023. On average, USAHS had approximately 4,500 graduate and post-graduate students that were registered for courses during the fiscal year ended December 31, 2023.

Under the terms of the Merger Agreement, on the closing date of the Merger, the Company is expected to pay an aggregate purchase price of $142 million to $144 million of cash. The actual cash paid will depend on adjustments for cash, debt and working capital based on the final closing balance sheet. If the transaction does not close by December 2024, the cash consideration range may change primarily due to the timing of working capital adjustments and an increase to the purchase price payable by the Company under certain circumstances if the Merger has not closed on or before March 10, 2025. The Company is also purchasing a buyer-side side representation and warranty insurance policy, as further described below, which will be the primary recourse for breaches of USAPC’s representations and warranties and pre-closing tax liabilities. The cash consideration is expected to be funded fully using the Company’s available cash balances.

The Merger Agreement contains customary representations and warranties of the Company and Merger Sub, for the benefit of USAPC, and customary representations and warranties of USAPC and its subsidiaries, for the benefit of the Company and Merger Sub. The Merger Agreement also contains customary covenants, including, among others, covenants of the Company and USAPC to cooperate and use reasonable best efforts to obtain the required pre-closing educational consents for the Merger, as well as a preacquisition review response from the U.S. Department of Education (the “Department”), covenants requiring USAPC to conduct its business in the ordinary course of business consistent with past practice and to not solicit proposals relating to alternative transactions. The representations and warranties contained in the Merger Agreement will survive the closing for a defined period of time, and the Company’s primary recourse with respect to damages resulting from a breach of such representations and warranties of USAPC will be pursuant to a buyer-side representations and warranties insurance policy issued to the Company in connection with the Merger Agreement. The buyer-side representations and warranties insurance policy is subject to customary conditions, exclusions and deductibles and will survive for at least three years from the closing.

The closing of the Merger is expected to occur in December 2024, subject to the satisfaction of conditions contained in the Merger Agreement, including, among others, (a) receipt of certain third party consents, including from applicable educational agencies, as well as a preacquisition review response from the Department, (b) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (c) the absence of injunctions or other legal restraints prohibiting the transactions contemplated by the Merger Agreement, including the Merger, (d) the accuracy of the parties’ respective representations and warranties in the Merger Agreement and (e) compliance by the parties with their respective pre-closing covenants in the Merger Agreement.

The Merger Agreement may be terminated in certain circumstances, including if the closing of the transactions contemplated under the Merger Agreement has not occurred by April 1, 2025; provided, however, that such initial termination date may be automatically extended to July 1, 2025, if the parties have not received the required pre-closing educational consents, as well as the preacquisition review response from the Department, or if the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has not occurred, or later under additional limited circumstances. Additionally, upon termination of the Merger Agreement by either the Company or USAPC under certain, specified circumstances, the Company will be required to pay the representative of the stockholders of USAPC a termination fee of either $4 million, $10 million or $20 million, depending on the circumstances.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been filed as an exhibit hereto to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about the Company or USAPC. The representations, warranties and covenants set forth in the Merger Agreement were made solely between the parties to the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Item 7.01	Regulation FD Disclosure.

On July 16, 2024, the Company issued a press release reporting the Company’s entry into the Merger Agreement and reaffirming that Perdoceo remains on track to achieve its full year adjusted operating income outlook for $175 million to $190 million, as provided in the Company’s previous quarterly earnings release, subject to the assumptions and factors set forth therein. A copy of the press release is being furnished as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in Current Report on Form 8-K, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: conditions to the completion of the acquisition, such as required regulatory clearances, not being satisfied; closing of the transaction being delayed or not occurring at all; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; Perdoceo being unable to achieve the anticipated benefits of the transaction; the acquired business not performing as expected; Perdoceo assuming unexpected risks, liabilities and obligations of the acquired business; significant transaction costs associated with the transaction; the risk that disruptions from the transaction will harm the parties’ businesses, including current plans and operations; the ability of the parties to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; and other factors relating to Perdoceo’s operations and financial performance discussed in its filings with the Securities and Exchange Commission. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by Item 601 of Regulation S-K are listed in the “Exhibit Index” which is contained in this Current Report on Form 8-K and are incorporated by reference herein.

Exhibit Index

Exhibit Number	Description of Exhibits

2.1*	Agreement and Plan of Merger dated July 15, 2024 by and among Perdoceo Education Corporation, Lighthouse Merger Sub, Inc., University of St. Augustine Parent Corp. and APH GP LP, solely in its capacity as the Seller Representative.

99.1	Press release of Perdoceo Education Corporation dated July 16, 2024 reporting Perdoceo Education Corporation’s entry into the Merger Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules, exhibits and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Ashish R. Ghia
Ashish R. Ghia
Senior Vice President and Chief Financial Officer

Date: July 16, 2024